                                                                     EXHIBIT 3.4

                                                               EXECUTION VERSION

================================================================================

                           FIRST AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          HEP LOGISTICS HOLDINGS, L.P.

================================================================================

                               TABLE OF CONTENTS

                                                   ARTICLE I
                                                  DEFINITIONS

Section 1.1.   Definitions ....................................................................................  1
Section 1.2.   Construction ...................................................................................  8

                                                  ARTICLE II
                                                 ORGANIZATION

Section 2.1.   Formation                                                                                         9
Section 2.2.   Name                                                                                              9
Section 2.3.   Registered Office; Registered Agent; Principal Office; Other Offices............................  9
Section 2.4.   Purpose and Business............................................................................ 10
Section 2.5.   Powers.......................................................................................... 10
Section 2.6.   Power of Attorney............................................................................... 10
Section 2.7.   Term............................................................................................ 12
Section 2.8.   Title to Partnership Assets..................................................................... 12

                                                  ARTICLE III
                                           RIGHTS OF LIMITED PARTNERS

Section 3.1.   Limitation of Liability......................................................................... 12
Section 3.2.   Management of Business.......................................................................... 13
Section 3.3.   Outside Activities of the Limited Partners...................................................... 13
Section 3.4.   Access to Information........................................................................... 13

                                                   ARTICLE IV
                                      TRANSFERS OF PARTNERSHIP INTERESTS

Section 4.1.   Transfer Generally.............................................................................. 14
Section 4.2.   Transfer of General Partner's General Partner Interest.......................................... 15
Section 4.3.   Transfer of a Limited Partner's Partnership Interest............................................ 15
Section 4.4.   Restrictions on Transfers....................................................................... 15

                                                   ARTICLE V
                          CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1.   Initial Contributions........................................................................... 16
Section 5.2.   Contributions Pursuant to the Contribution Agreement............................................ 16

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

Section 5.3.   Additional Capital Contributions................................................................ 16
Section 5.4.   Interest and Withdrawal......................................................................... 16
Section 5.5.   Issuances of Additional Partnership Securities.................................................. 17
Section 5.6.   Preemptive Rights .............................................................................. 17
Section 5.7.   Fully Paid and Non-Assessable Nature of Limited Partner Interests............................... 18

                                                   ARTICLE VI
                                         ALLOCATIONS AND DISTRIBUTIONS

Section 6.1.   Allocations .................................................................................... 18
Section 6.2.   Distributions .................................................................................. 18

                                                  ARTICLE VII
                                     MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1.   Management ..................................................................................... 19
Section 7.2.   Certificate of Limited Partnership.............................................................. 21
Section 7.3.   Restrictions on the General Partner's Authority................................................. 21
Section 7.4.   Reimbursement of the General Partner............................................................ 22
Section 7.5.   Outside Activities.............................................................................. 23
Section 7.6.   Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.... 24
Section 7.7.   Indemnification ................................................................................ 25
Section 7.8.   Liability of Indemnitees........................................................................ 26
Section 7.9.   Resolution of Conflicts of Interest; Standards of  Conduct and Modification of Duties........... 27
Section 7.10.  Other Matters Concerning the General Partner.................................................... 29
Section 7.11.  Reliance by Third Parties ...................................................................... 29

                                                  ARTICLE VIII
                                         BOOKS, RECORDS AND ACCOUNTING

Section 8.1.   Records and Accounting.......................................................................... 30
Section 8.2.   Fiscal Year .................................................................................... 30

                                                  ARTICLE IX
                                                 TAX MATTERS

Section 9.1.   Tax Returns and Information..................................................................... 30
Section 9.2.   Tax Elections .................................................................................. 31
Section 9.3.   Tax Controversies .............................................................................. 31
Section 9.4.   Withholding .................................................................................... 31

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

                                                   ARTICLE X
                                             ADMISSION OF PARTNERS

Section 10.1.  Admission of Partners .......................................................................... 31
Section 10.2.  Admission of Substituted Limited Partners....................................................... 31
Section 10.3.  Admission of Successor or Transferee General Partner............................................ 32
Section 10.4.  Admission of Additional Limited Partners........................................................ 32
Section 10.5.  Amendment of Agreement and Certificate of Limited Partnership................................... 33

                                                   ARTICLE XI
                                       WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1.  Withdrawal of the General Partner .............................................................. 33
Section 11.2.  Removal of the General Partner ................................................................. 35
Section 11.3.  Interest of Departing Partner .................................................................. 35
Section 11.4.  Withdrawal of a Limited Partner ................................................................ 36

                                                  ARTICLE XII
                                          DISSOLUTION AND LIQUIDATION

Section 12.1.  Dissolution .................................................................................... 36
Section 12.2.  Continuation of the Business of the Partnership After Dissolution............................... 36
Section 12.3.  Liquidator ..................................................................................... 37
Section 12.4.  Liquidation .................................................................................... 38
Section 12.5.  Cancellation of Certificate of Limited Partnership.............................................. 38
Section 12.6.  Return of Contributions ........................................................................ 39
Section 12.7.  Waiver of Partition. ........................................................................... 39

                                                  ARTICLE XIII
                                       AMENDMENT OF PARTNERSHIP AGREEMENT

Section 13.1.  Amendment to be Adopted Solely by the General Partner........................................... 39
Section 13.2.  Amendment Procedures ........................................................................... 40
Section 13.3.  Amendment Requirements ......................................................................... 41
Section 13.4.  Special Meetings ............................................................................... 42
Section 13.5.  Notice of a Meeting ............................................................................ 42
Section 13.6.  Record Date .................................................................................... 42
Section 13.7.  Adjournment .................................................................................... 42
Section 13.8.  Waiver of Notice; Approval of Meeting; Approval of Minutes...................................... 43
Section 13.9.  Quorum and Voting .............................................................................. 43
Section 13.10. Conduct of a Meeting ........................................................................... 44
Section 13.11. Action Without a Meeting ....................................................................... 44
Section 13.12. Right to Vote and Related Matters .............................................................. 44

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

                                                  ARTICLE XIV
                                                     MERGER

Section 14.1.  Authority ...................................................................................... 44
Section 14.2.  Procedure for Merger or Consolidation........................................................... 45
Section 14.3.  Approval by Limited Partners of Merger or Consolidation......................................... 46
Section 14.4.  Certificate of Merger .......................................................................... 46
Section 14.5.  Effect of Merger ............................................................................... 47

                                                   ARTICLE XV
                                               GENERAL PROVISIONS

Section 15.1.  Addresses and Notices .......................................................................... 47
Section 15.2.  Further Action ................................................................................. 48
Section 15.3.  Binding Effect ................................................................................. 48
Section 15.4.  Integration .................................................................................... 48
Section 15.5.  Creditors ...................................................................................... 48
Section 15.6.  Waiver ......................................................................................... 48
Section 15.7.  Counterparts ................................................................................... 48
Section 15.8.  Applicable Law ................................................................................. 48
Section 15.9.  Invalidity of Provisions ....................................................................... 49
Section 15.10. Consent of Partners ............................................................................ 49

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of HEP Logistics Holdings, L.P., dated as of the Closing Date, is entered into by and between Holly Logistic Services, L.L.C., a Delaware limited liability company, as the General Partner, and Navajo Pipeline Co., L.P., a Delaware limited partnership, as the Limited Partner, together with any other Persons who hereafter become Partners in the Partnership or parties hereto as provided herein.

                                   RECITALS:

      WHEREAS, Holly Logistic Services, L.L.C. and Navajo Pipeline Co., L.P. formed the Partnership pursuant to the Agreement of Limited Partnership of HEP Logistics Holdings, L.P. dated as of March 8, 2004 (the "Prior Agreement") and a Certificate of Limited Partnership dated March 8, 2004, which was filed with the Secretary of State of the State of Delaware on such date; and

      NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby amend the Prior Agreement and, as so amended, restate it in its entirety as follows:

                                   ARTICLE I
                                  DEFINITIONS

Section 1.1. Definitions.

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      "Agreement" means this First Amended and Restated Agreement of Limited Partnership of HEP Logistics Holdings, L.P., as it may be amended, supplemented or restated from time to time.

      "Assets" means all assets conveyed, contributed or otherwise transferred to the Partnership Group prior to or on the Closing Date pursuant to the Contribution Agreement and any assets acquired by the Partnership Group pursuant to the exercise of the purchase option granted pursuant to the Omnibus Agreement.

      "Assignee" means a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement, but who has not been admitted as a Substituted Limited Partner.

      "Associate" means, when used to indicate a relationship with any Person,
(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

      "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date:

            (a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

            (b) the amount of any cash reserves established by the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4 or 6.5 of the MLP Agreement in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that the MLP is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

      Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

      "Board of Directors" means the board of directors of the General Partner.

      "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

      "Capital Contribution" means any cash, cash equivalents or the net agreed value of Contributed Property that a Partner contributes to the Partnership. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate agreed value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

      "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

      "Closing Date" means the first date on which Common Units are sold by the MLP to the Underwriters pursuant to the provisions of the Underwriting Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

      "Commission" means the United States Securities and Exchange Commission.

      "Common Unit" has the meaning assigned to such term in the MLP Agreement.

      "Conflicts Committee" has the meaning assigned to such term in the MLP Agreement.

      "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware LP Act, but excluding cash, contributed to the Partnership.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      "Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among Holly, the Partnership, the General Partner, the MLP, OLP GP, the OLP and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

      "Cumulative Common Unit Arrearage" has the meaning assigned to such term in the MLP Agreement.

      "Delaware LP Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101 et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

      "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

      "Event of Withdrawal" has the meaning assigned to such term in Section 11.1(a).

      "General Partner" means Holly Logistic Services, L.L.C. and its successors and permitted assigns as general partner of the Partnership.

      "General Partner Interest" means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner) and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

      "Group Member" means a member of the Partnership Group.

      "Group Member Agreement" has the meaning assigned to such term in the MLP Agreement.

      "Holly" means Holly Corporation, a Delaware corporation.

      "Indemnitee" means (a) the General Partner; (b) any Departing Partner; (c) any Person who is or was an Affiliate of the General Partner or any Departing Partner; (d) any individual who is or was a director, officer, member, partner, fiduciary or trustee of any Person which any of the preceding clauses of this definition describes, (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, member, partner, fiduciary or trustee of another Person, provided that that Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary, or custodial services, and (f) any Person the General Partner designates as an "Indemnitee" for purposes of this Agreement.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      "Initial Offering" means the initial public offering of the Common Units to the Public.

      "Limited Partner" means any Person that is admitted to the Partnership as a limited partner pursuant to the terms and conditions of this Agreement; but the term "Limited Partner" shall not include any Person from and after the time such Person withdraws as a Limited Partner from the Partnership.

      "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

      "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in Section 12.2, the date on which the applicable time period during which the Partners have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made; and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

      "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware LP Act.

      "Merger Agreement" has the meaning assigned to such term in Section 14.1.

      "Minimum Quarterly Distribution" has the meaning assigned to such term in the MLP Agreement.

      "MLP" means Holly Energy Partners, L.P.

      "MLP Agreement" means the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., as it may be amended, supplemented or restated from time to time.

      "MLP Security" has the meaning assigned to the term "Partnership Security" in the MLP Agreement.

      "Navajo" means Navajo Pipeline Co., L.P., a Delaware limited partnership.

      "OLP" means HEP Operating Company, L.P., a Delaware limited partnership.

      "OLP GP" means HEP Logistics GP, L.L.C.

      "OLP Subsidiary" means a Subsidiary of the OLP.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      "OLP Subsidiary Agreement" means the partnership agreement of any OLP Subsidiary that is a limited or general partnership, the limited liability company agreement of any OLP Subsidiary that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any OLP Subsidiary that is a corporation, the joint venture agreement or similar governing document of any OLP Subsidiary that is a joint venture and the governing or organizational or similar documents of any other OLP Subsidiary that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

      "Omnibus Agreement" means that Omnibus Agreement, dated as of the Closing Date, among the Partnership, the General Partner, Holly, Navajo Pipeline Co., L.P., the MLP, OLP GP and the OLP.

      "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

      "Partners" means the General Partner and the Limited Partners.

      "Partnership" means HEP Logistics Holdings, L.P., a Delaware limited partnership, and any successors thereto.

      "Partnership Group" means the Partnership, the MLP, the OLP GP, the OLP and all OLP Subsidiaries, treated as a single consolidated entity.

      "Partnership Interest" means an ownership interest of a Partner in the Partnership, which shall include the General Partner Interest and the Limited Partner Interest(s).

      "Partnership Security" means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership).

      "Percentage Interest" means the percentage interest in the Partnership owned by each Partner upon completion of the transactions in Section 5.2 and shall mean, (a) as to the General Partner, 0.001% and (b) as to Navajo, 99.999%.

      "Person" means an individual, firm, partnership, corporation, limited liability company, association, joint stock company, unincorporated organization, joint venture, trust, governmental agency or any department or political subdivision thereof or other entity.

      "Pipelines and Terminals Agreement" means that certain Pipelines and Terminals Agreement, dated as of the Closing Date, among the Partnership, the General Partner, Holly, Navajo Refining Company, L.P., Holly Refining and Marketing Company, the MLP, OLP GP and the OLP.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      "Prior Agreement" is defined in the Recitals.

      "Quarter" means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Partnership.

      "Record Date" means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

      "Record Holder" means the Person in whose name a Limited Partner Interest is registered on the books that the Board has caused the Company to be kept as of the opening of business on such Business Day.

      "Registration Statement" means, collectively, the Registration Statement on Form S-1 (Registration No. 333-113588) as it has been or as it may be amended or supplemented from time to time, filed by the MLP with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering and the related Registration Statement on Form S-1 (Registration No.: 333-117217) filed by the MLP with the Commission pursuant to Rule 462(b) under the Securities Act.

      "Restricted Business" has the meaning assigned to such term in the Omnibus Agreement.

      "Securities Act" means the Securities Act of 1933, as amended, and any successor to such statute.

      "Special Approval" has the meaning assigned to such term in the MLP Agreement.

      "Subordinated Unit" has the meaning assigned to such term in the MLP Agreement.

      "Subordination Period" has the meaning assigned to such term in the MLP Agreement.

      "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

      "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

      "Surviving Business Entity" has the meaning assigned to such term in
Section 14.2(b).

      "Underwriter" means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

      "Underwriting Agreement" means the Underwriting Agreement, dated as of July 7, 2004, among the Partnership, the General Partner, the MLP, OLP GP, the OLP, Holly, Navajo and the Underwriters, providing for the purchase of Common Units by such Underwriters.

      "Unit" has the meaning assigned to such term in the MLP Agreement.

      "Unitholders" has the meaning assigned to such term in the MLP Agreement.

      "Unit Majority" has the meaning assigned to such term in the MLP
Agreement.

      "U.S. GAAP" means United States generally accepted accounting principles consistently applied.

      "Withdrawal Opinion of Counsel" has the meaning assigned to such term in
Section 11.1(b).

      "Working Capital Borrowings" means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit facility or other arrangement to the extent such borrowings are required to be reduced to a relatively small amount each year (or for the year in which the Initial Offering is consummated, the 12-month period beginning on the Closing
Date) for an economically meaningful period of time.

Section 1.2. Construction.

      (a) Unless the context requires otherwise, (i) capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the MLP Agreement; (ii) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

vice versa; (iii) references to Articles and Sections refer to Articles and Sections of this Agreement; and (iv) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

      (b) A reference to any Person includes such Person's successors and permitted assigns.

                                   ARTICLE II

                                  ORGANIZATION

Section 2.1. Formation.

      The General Partner and Navajo previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware LP Act, and hereby amend and restate the Prior Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware LP Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2. Name.

      The name of the Partnership shall be "HEP Logistics Holdings, L.P." The Partnership's business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3. Registered Office; Registered Agent; Principal Office; Other
Offices.

      Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 100 Crescent Court, Suite 1600, Dallas, Texas 75201, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 100 Crescent Court, Suite 1600, Dallas, Texas 75201, or

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4. Purpose and Business.

      The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as general partner of the MLP and, in connection therewith, to exercise all rights and conferred upon the Partnership as the general partner of the MLP pursuant to the MLP Agreement, or otherwise, and; (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Partnership is permitted to engage in, or any type of business or activity engaged in by the General Partner prior to the Closing Date and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the MLP or any Subsidiary of the MLP. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business.

Section 2.5. Powers.

      The Partnership shall be empowered to do, or cause to be done, any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6. Power of Attorney.

      (a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to
Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

            (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement;
      (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.5; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

            (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator, determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by any provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this
      Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

      Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

      (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Partnership.

Section 2.7. Term.

      The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware LP Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware LP Act.

Section 2.8. Title to Partnership Assets.

      Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                  ARTICLE III
                           RIGHTS OF LIMITED PARTNERS

Section 3.1. Limitation of Liability.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware LP Act.

Section 3.2. Management of Business.

      No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware LP
Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any director, officer, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware LP Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 3.3. Outside Activities of the Limited Partners.

      Subject to the provisions of Section 7.5 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

Section 3.4. Access to Information.

      (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner has the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

            (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

            (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

            (iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

            (iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

            (v) to obtain true and full information regarding the amount of cash and a description and statement of the net agreed value of any other Capital Contribution by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

            (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

      (b) The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable,
(i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the MLP or the Partnership Group, (B) could damage the MLP or the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

                                   ARTICLE IV
                       TRANSFERS OF PARTNERSHIP INTERESTS

Section 4.1. Transfer Generally.

      (a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which a General Partner assigns its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner (or an Assignee), and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

      (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the General Partner of any or all of the issued and outstanding membership interests of the General Partner.

Section 4.2. Transfer of General Partner's General Partner Interest.

      No provision of this Agreement shall be construed to prevent (and the Limited Partners do hereby expressly consent to) (i) the transfer by the General Partner of all or a portion of its General Partner Interest, which transferred General Partner Interest, to the extent not transferred to a successor General Partner, shall constitute a Limited Partner Interest or (ii) the transfer by the General Partner, in whole and not in part, of its General Partner Interest upon
(a) its merger, consolidation or other combination into any other Person or the transfer by it of all or substantially all of its assets to such other Person or
(b) sale of all or substantially all of the membership interests of the General Partner by its members if, in the case of a transfer described in either clause
(i) or (ii) of this sentence, the rights and duties of the General Partner with respect to the General Partner Interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement. In the case of a transfer pursuant to this Section 4.2 to a Person proposed as a successor general partner of the Partnership, the transferee or successor (as the case may be) shall, subject to compliance with the terms of
Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

Section 4.3. Transfer of a Limited Partner's Partnership Interest.

      A Limited Partner may transfer all, or a portion of, its Partnership Interest as a Limited Partner to another Person, and, following any such transfer, such Person may become a Substituted Limited Partner pursuant to
Article X.

Section 4.4. Restrictions on Transfers.

      (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or the rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer; (ii) terminate the existence or qualification of the Partnership, the MLP or any Group Member under the laws of the jurisdiction of its formation; or (iii) cause the Partnership, the MLP or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

      (b) The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to avoid a significant risk of the Partnership, the MLP or any Group Member becoming taxable as a

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

corporation or otherwise becoming taxable as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions.

                                   ARTICLE V
           CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1. Initial Contributions.

      In connection with the formation of the Partnership under the Delaware LP Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $0.10 in exchange for an interest in the Partnership and was admitted as General Partner, and Navajo made an initial Capital Contribution to the Partnership in the amount of $999.90 in exchange for an interest in the Partnership and was admitted as a Limited Partner.

Section 5.2. Contributions Pursuant to the Contribution Agreement.

      (a) Pursuant to the Contribution Agreement, Navajo shall contribute to the Partnership all of its right, title and interest in and to (i) its 100% membership interest in HEP Pipeline GP, L.L.C., (ii) its 99.999% limited partner interest in HEP Pipeline Assets, Limited Partnership, (iii) its 100% membership interest in HEP Pipeline, L.L.C., and (iv) its 99.999% limited partner interest in HEP Navajo Southern, L.P. as an additional contribution to the capital of the Partnership, 99.999% on behalf of Navajo and .001% on behalf of the General Partner;

      (b) Following the foregoing transactions, the General Partner owns a 0.001% Partnership Interest as General Partner and the Navajo owns a 99.999% Partnership Interest as a Limited Partner.

Section 5.3. Additional Capital Contributions.

      With the consent of the General Partner, any Limited Partner may, but shall not be obligated to, make additional Capital Contributions to the Partnership. The General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

Section 5.4. Interest and Withdrawal.

      No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware LP Act.

Section 5.5. Issuances of Additional Partnership Securities.

      (a) The Partnership may issue (i) additional Partnership Securities; (ii) options, rights, warrants and appreciation rights relating to the Partnership Securities; and (iii) obligations, evidences of indebtedness or other securities or economic interests convertible into or exchangeable for Partnership Securities, for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners. The issuance by the Partnership of Partnership Securities or rights, warrants or appreciation rights in respect thereof shall be deemed an amendment to this Agreement.

      (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

      (c) The General Partner shall take, or cause to be taken, all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.5, (ii) the admission of Additional Limited Partners and (iii) all additional issuances of Partnership Securities. The General Partner shall determine the relative rights, powers and duties of the holders of the Partnership Interests or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware LP Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

Section 5.6. Preemptive Rights.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      No Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Partnership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partnership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

Section 5.7. Fully Paid and Non-Assessable Nature of Limited Partner Interests.

      All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests, except as such non-assessability may be affected by
Section 17-607 of the Delaware LP Act.

                                   ARTICLE VI
                          ALLOCATIONS AND DISTRIBUTIONS

Section 6.1. Allocations.

      The items of income, gain, loss and deduction that are recognized by the Partnership for federal, state, or local income tax purposes shall be allocated among the Partners in proportion to their respective Percentage Interests or as required by applicable law as determined by the General Partner.

Section 6.2. Distributions.

      (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on September 30, 2004, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware LP Act, be distributed in accordance with this Article VI by the Partnership to the Partners in accordance with their respective Percentage Interests. The immediately preceding sentence shall not require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware LP Act.

      (b) In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      (c) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

                                  ARTICLE VII

                      MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1. Management.

      (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do, or cause to be done, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in
Section 2.4, including the following:

            (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into a Partnership Interest, and the incurring of any other obligations;

            (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

            (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6, the lending of funds to other Persons (including the MLP and any member of the Partnership Group); the repayment or guarantee of obligations of the MLP or any member of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

            (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

            (vi) the distribution of Partnership cash;

            (vii) the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

            (viii) the maintenance of insurance for the benefit of the Partnership Group and the Partners;

            (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships, any OLP Subsidiary Agreement subject to the restrictions set forth in Section 2.4;

            (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation; and

            (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

            (xii) unless restricted or prohibited by Section 5.6, the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities;

            (xiii) the undertaking of any action in connection with the Partnership's participation in any Group Member; and

            (xiv) the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

      (b) Notwithstanding any other provision of this Agreement, the MLP Agreement, the Delaware LP Act or any applicable law, rule or regulation, each of the Partners and the

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement, the Pipelines and Terminals Agreement (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) and the other agreements and documents described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence, as applicable, and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, the Partnership, the MLP, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2. Certificate of Limited Partnership.

      The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware LP Act. The General Partner shall use all reasonable efforts to file or cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file, or cause to be filed, amendments to and restatements of the Certificate of Limited Partnership and do, or cause to be done, all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

Section 7.3. Restrictions on the General Partner's Authority.

      (a) The General Partner may not, without written approval of the specific act by all the Limited Partners or by other written instrument executed and delivered by all the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

Agreement, including, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its General Partner Interest.

      (b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) without the approval of the Limited Partners; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.4. Reimbursement of the General Partner.

      (a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in the Omnibus Agreement, the General Partner shall not be compensated for its services as General Partner or as general partner or managing member of any Group Member.

      (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other expenses allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

      (c) Subject to Section 5.6, the General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices, or cause the Partnership to issue Partnership Interests in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. Expenses incurred by the General Partner in connection

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

with any such plans, programs and practices shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.2.

Section 7.5. Outside Activities.

      (a) Holly and certain of its Affiliates have entered into the Omnibus Agreement with the General Partner, the Partnership and the MLP, which agreement sets forth certain restrictions on the ability of Holly and its Affiliates to engage in Restricted Business.

      (b) Except as specifically restricted by the Omnibus Agreement, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Partnership, the MLP or any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of the Partnership, the MLP or any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to the Partnership, the MLP or any Group Member or any Partner or Assignee. None of the Partnership, the MLP nor any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, the MLP Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

      (c) Subject to the terms of Section 7.5(a), Section 7.5(b) and the Omnibus Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other obligation of any type whatsoever of the General Partner or of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) except as set forth in the Omnibus Agreement, the General Partner and the Indemnitees shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Partnership.


                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      (d) Notwithstanding anything to the contrary in this Agreement, to the extent that any provision of this Agreement purports or is interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

Section 7.6. Loans from the General Partner; Loans or Contributions from the
             Partnership or Group Members.

      (a) The General Partner or any of its Affiliates may lend to the Partnership or any Group Member, and the Partnership or any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Partnership or the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member.

      (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

      (c) No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (i) enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner's Percentage Interest of the total amount distributed to all partners or (ii) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common Units.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

Section 7.7. Indemnification.

      (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership and the MLP from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than the MLP and any Group Member) with respect to its obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the MLP). Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership or MLP to enable it to effectuate such indemnification.

      (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

      (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

      (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, the best interests of the Partnership.

      (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8. Liability of Indemnitees.

      (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units or other MLP Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was criminal.

      (b) Subject to its obligations and duties as General Partner set forth in
Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

      (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

      (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9. Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

      (a) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval,
(ii) approved by the vote of a majority of the Common Units (excluding Common Units owned by the Partnership and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

received Special Approval. If Special Approval is not sought and the Board of Directors of the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any Limited Partner or Assignee or by or on behalf of such Limited Partner or Assignee or any other Limited Partner or Assignee or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

      (b) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Delaware LP Act or any other law, rule or regulation. In order for a determination or other action to be in "good faith" for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must reasonably believe that the determination or other action is in the best interests of the Partnership, unless the context otherwise requires.

      (c) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, is entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner or Assignee, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware LP Act or any other law, rule or regulation. By way of illustration and not of limitation, whenever the phrase, "at the option of the General Partner," or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity.

      (d) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates,

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

      (e) Except as expressly set forth in this Agreement, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner or Assignee and the provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.

      (f) The Limited Partner hereby authorizes the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this
Section 7.9.

Section 7.10. Other Matters Concerning the General Partner.

      (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

Section 7.11. Reliance by Third Parties.

      Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII
                          BOOKS, RECORDS AND ACCOUNTING

Section 8.1. Records and Accounting.

      The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2. Fiscal Year.

      The fiscal year of the Partnership shall be a fiscal year ending December 31.

                                   ARTICLE IX
                                   TAX MATTERS

Section 9.1. Tax Returns and Information.

      The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

ending on December 31. The tax information reasonably required by the Partners for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2. Tax Elections.

The General Partner shall determine whether the Partnership should make any other elections permitted by the Code or under State or local law.

Section 9.3. Tax Controversies.

      Subject to the provisions hereof, the General Partner is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4. Withholding.

      Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee, the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.2 in the amount of such withholding from such Partner.

                                   ARTICLE X
                              ADMISSION OF PARTNERS

Section 10.1. Admission of Partners.

      Upon the consummation of the transfers and conveyances described in
Section 5.2, the General Partner shall be the sole general partner of the Partnership and Navajo shall be the sole limited partner of the Partnership.

Section 10.2. Admission of Substituted Limited Partners.

      By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee (a) the right to negotiate such Limited Partner Interest to a purchaser or other transferee and
(b) the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and shall be admitted to the Partnership as a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner determines to consent thereto, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall remain an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee. If no such written direction is received, such Partnership Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

Section 10.3. Admission of Successor or Transferee General Partner.

      A successor General Partner approved pursuant to Section 11.1 or Section
11.2 or the transferee of or successor to all of the General Partner's Partnership Interest pursuant to Section 4.2 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section 11.3, if applicable, be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or Section 11.2 or the transfer of the General Partner Interest pursuant to Section 4.2, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.4. Admission of Additional Limited Partners.

      (a) A Person (other than the General Partner, Navajo or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner:

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

            (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and

            (ii) such other documents or instruments as may be required by the General Partner to effect such Person's admission as an Additional Limited Partner.

      (b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

Section 10.5. Amendment of Agreement and Certificate of Limited Partnership.

      To effect the admission to the Partnership of any Partner, the General Partner shall take, or cause to be taken, all steps necessary or appropriate under the Delaware LP Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file, or cause to be prepared and filed, an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

                                   ARTICLE XI
                        WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1. Withdrawal of the General Partner.

      (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

            (i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

            (ii) The General Partner transfers all of its rights as General Partner pursuant to Section 4.2;

            (iii) The General Partner is removed pursuant to Section 11.2;

            (iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

            (v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

            (vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

      If an Event of Withdrawal specified in Section 11.1(a)(iv), (v), (vi)(A),
(B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

      (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Central Standard Time, on June 30, 2014, the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by the Limited Partners and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or MLP Limited Partner or cause the Partnership, the MLP or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); (ii) at any time after 12:00 midnight, Central Standard Time, on June 30, 2014, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or (iii). If the General Partner gives a notice of

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

withdrawal pursuant to Section 11.1(a)(i) hereof, the Limited Partners may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.4.

Section 11.2. Removal of the General Partner.

      The General Partner may be removed by Navajo. Upon the removal of the General Partner by Navajo, Navajo shall elect a successor general partner for the Partnership. The admission of any such successor General Partner to the Partnership shall be subject to the provisions of Section 10.4.

Section 11.3. Interest of Departing Partner.

      (a) The Partnership Interest of the Departing Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or Section 11.2 shall be purchased by the successor to the Departing Partner for an amount in cash equal to the fair market value of such Partnership Interest, such amount to be determined and payable as of the effective date of the Departing Partner's departure. Such purchase shall be a condition to the admission to the Partnership of the successor as the General Partner. Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

      For purposes of this Section 11.3(a), the fair market value of the Departing Partner's General Partner Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the General Partner Interest of the Departing Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the value of the Partnership's assets, the rights and obligations of the Departing Partner and other factors it may deem relevant.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      (b) The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by such Departing Partner for the benefit of the Partnership.

Section 11.4. Withdrawal of a Limited Partner.

      Without the prior written consent of the General Partner, which may be granted or withheld in its sole discretion, and no Limited Partner shall have the right to withdraw from the Partnership.

                                   ARTICLE XII
                           DISSOLUTION AND LIQUIDATION

Section 12.1. Dissolution.

      The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or Section 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

      (a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or Section 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

      (b) an election to dissolve the Partnership by the General Partner that is approved by all of the Limited Partners;

      (c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware LP Act; or

      (d) the sale of all or substantially all of the assets and properties of the Partnership Group.

Section 12.2. Continuation of the Business of the Partnership After Dissolution.

      Upon dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in
Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

Section 11.2, then within 90 days thereafter, all of the Limited Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a General Partner a Person approved by a majority in interest of the Limited Partners. Upon any such election by the Limited Partners, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

      (a) the reconstituted Partnership shall continue unless earlier dissolved in accordance with this Article XII;

      (b) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be purchased by the successor General Partner; and

      (c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file, a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of the Limited Partners or any MLP Limited Partner and (y) neither the Partnership, the reconstituted limited partnership, the MLP nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

Section 12.3. Liquidator.

      Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to
Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a majority of the Limited Partners. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by a majority in interest of the Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by at least a majority in interest of the Limited Partners. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Section 7.3(b)) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4. Liquidation.

      The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware LP Act and the following:

      (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

      (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

      (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with their respective Percentage Interests, and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 12.5. Cancellation of Certificate of Limited Partnership.

      Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

terminated and the Certificate of Limited Partnership, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware, shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6. Return of Contributions.

      The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7. Waiver of Partition.

      To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

                                  ARTICLE XIII
                       AMENDMENT OF PARTNERSHIP AGREEMENT

Section 13.1. Amendment to be Adopted Solely by the General Partner.

      Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

      (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

      (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

      (c) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

      (d) a change that the General Partner determines, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

or state statute (including the Delaware LP Act) or (B) facilitate the trading of the MLP Limited Partner Interests (including the division of any class or classes of outstanding MLP Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of MLP Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange (as defined in the MLP Agreement) on which such MLP Limited Partner Interests are or will be listed for trading, and (iii) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

      (e) a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

      (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its members, directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

      (g) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

      (h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;


      (i) an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

      (j)   a merger or conveyance pursuant to Section 14.3(d); or

      (k)   any other amendments substantially similar to the foregoing.

Section 13.2. Amendment Procedures.

      Except as provided in Section 13.1 and Section 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

may be proposed only by or with the consent of the General Partner. Any determination by the General Partner to propose or consent to an amendment to this Agreement shall be at its option. A proposed amendment shall be effective upon its approval by the Limited Partners holding at least a majority of the Limited Partner Interests, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Limited Partner Interests shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Limited Partner Interests or call a meeting of the Limited Partners to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3. Amendment Requirements.

      (a) Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Limited Partner Interests required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Limited Partners whose aggregate Limited Partner Interests constitute not less than the voting requirement sought to be reduced.

      (b) Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option, (iii) change Section 12.1(a), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(a), give any Person the right to dissolve the Partnership.

      (c) Except as provided in Section 14.3, and without limitation of the General Partner's authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Partnership Interests of the class affected.

      (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of Limited Partners holding at least 90% of the Limited Partner Interests unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      (e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of Limited Partners holding at least 90% of the Limited Partner Interests.

Section 13.4. Special Meetings.

      All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Limited Partner Interests. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through a transfer agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware LP Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5. Notice of a Meeting.

      Notice of a meeting called pursuant to Section 13.4 shall be given to the Limited Partners in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6. Record Date.

      For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

Section 13.7. Adjournment.

      When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8. Waiver of Notice; Approval of Meeting; Approval of Minutes.

      The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9. Quorum and Voting.

      Limited Partners holding a majority of Limited Partner Interests represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners unless any such action by the Limited Partners requires approval by holders of a greater percentage of Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding at least a majority of the Limited Partner Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Limited Partner Interests that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Limited Partner Interests specified in this Agreement. In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of Limited Partners holding at least a majority of Limited Partner Interests entitled to vote at such meeting represented either

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10. Conduct of a Meeting.

      The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11. Action Without a Meeting.

      If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of Limited Partner Interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing.

Section 13.12. Right to Vote and Related Matters.

      Only those Record Holders of Limited Partner Interests on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the Limited Partners have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Limited Partners shall be deemed to be references to the votes or acts of the Record Holders of such Limited Partner Interests.

                                  ARTICLE XIV
                                     MERGER

Section 14.1. Authority.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

Section 14.2. Procedure for Merger or Consolidation.

      Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. Any determination by the General Partner to approve a merger or consolidation shall be at its option. If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

      (a) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

      (b) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

      (c)   the terms and conditions of the proposed merger or consolidation;

      (d) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) that the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

      (e) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      (f) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

      (g) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

Section 14.3. Approval by Limited Partners of Merger or Consolidation.

      (a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article
XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

      (b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the Limited Partners.

      (c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

      (d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any MLP Limited Partner or cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

Section 14.4. Certificate of Merger.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware LP Act.

Section 14.5. Effect of Merger.

      (a)   At the effective time of the certificate of merger:

            (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

            (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

            (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

      (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                   ARTICLE XV
                               GENERAL PROVISIONS

Section 15.1. Addresses and Notices.

      Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address appearing on the books and records of the Partnership. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

Section 15.2. Further Action.

      The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3. Binding Effect.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4. Integration.

      This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5. Creditors.

      None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.6. Waiver.

      No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any breach of any other covenant, duty, agreement or condition.

Section 15.7. Counterparts.

      This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

Section 15.8. Applicable Law.

      This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

Section 15.9. Invalidity of Provisions.

      If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10. Consent of Partners.

      Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

                 [REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  GENERAL PARTNER:

                                  HOLLY LOGISTIC SERVICES, L.L.C.

                                  By: /s/ Stephen J. McDonnell
                                      ------------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                                  LIMITED PARTNER:

                                  NAVAJO PIPELINE CO., L.P.

                                  By: NAVAJO PIPELINE GP, L.L.C.
                                      its General Partner

                                      By:       /s/ Stephen J. McDonnell
                                          --------------------------------------
                                          Stephen J. McDonnell
                                          Vice President and Chief Financial
                                          Officer

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          HEP LOGISTICS HOLDINGS, L.P.

                                 SIGNATURE PAGE